Exhibit 10.3

TERMINATION AGREEMENT AND MUTUAL RELEASE

THIS TERMINATION AGREEMENT AND MUTUAL RELEASE (the “Agreement”), is made and entered into as of October 12, 2026, by and between 218 LLC, a Tennessee limited liability company (“Seller”) and American Rebel Holdings, Inc. a Nevada corporation, (“Buyer”, and together with Seller, the “Parties,” and each, a “Party”). The Effective Date is the actual date of simultaneous delivery described in Section 13.

RECITALS

WHEREAS, Seller and Buyer previously entered into that certain Membership Interest Purchase Agreement with an effective date of September 15, 2025, related to the sale and purchase of the membership interests of Seller (the “Membership Interest Purchase Agreement”).

WHEREAS, in connection with the Membership Interest Purchase Agreement, Seller and Buyer executed a Secured Convertible Term Note with an effective date of September 15, 2025 (the “Secured Note”).

WHEREAS, in consideration of the termination, the Parties have agreed to a settlement amount of $89,986.18 (Eighty-Nine Thousand Nine Hundred Eighty-Six and 18/100 Dollars) payable to the Seller by execution of a promissory note of even date herein, attached hereto and incorporated herein as Exhibit A, and executed and delivered by Buyer to Seller concurrently with this Agreement (the “Promissory Note”).

WHEREAS, the Parties wish to fully and finally resolve and settle their differences regarding any disagreements regarding the Membership Interest Purchase Agreement and Secured Note, subject to the terms of this Agreement and the Promissory Note.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Termination of Agreement. Subject to the terms and conditions in this Agreement, Seller and Buyer mutually agree to terminate the Membership Interest Purchase Agreement and Secured Note as of the Effective Date (the “Termination Date”). From and after the Termination Date, the Membership Interest Purchase Agreement and Secured Note will be of no further force or effect, and the rights and obligations of the Parties thereunder shall terminate, except that the obligation to pay the amount described in Section 1.04 of the Membership Interest Purchase Agreement will be replaced by Buyer’s obligation under the Promissory Note. Effective on the Termination Date, Buyer transfers and relinquishes to Gary Bowie all membership and other ownership interests, if any, it holds in Seller; Seller consents and shall update its records, and Gary Bowie accepts the transfer by signing below. Buyer has no further ownership, management, funding or acquisition obligation.

2. Mutual Releases. In consideration of the covenants and agreements of the Parties under this Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”), solely as to claims each owns or is authorized to release, hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, successors, and assigns (collectively, “Releasees”) of and from any and all known or unknown claims, debts, liabilities, covenants, agreements, demands, obligations, costs, expenses, actions or causes of action, of every nature, character and description without limitation in law, equity or otherwise, in any federal or state court or other tribunal that relate to or arise or arose out of or by reason of any matter, cause or thing whatsoever incurred, done, omitted or suffered to be done prior to the date hereof that directly or indirectly relates to the Membership Interest Purchase Agreement and Secured Note (collectively, the “Claims”) which any of such Releasors ever had, now have, or may hereafter at any time have against any of such Releasees, except for obligations expressly stated in this Agreement and the Promissory Note.

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3. Entire Agreement. This Agreement and the Promissory Note constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes any other oral or written understandings, agreements, representations, and warranties between them relating thereto. Section 13 controls any conflict concerning termination, release or surviving liabilities; the Promissory Note controls its payment terms subject to this Agreement.

4. Amendment. No amendment, supplement, modification, waiver or termination of this Agreement is binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision of this Agreement, whether or not similar, nor will any such waiver constitute a continuing waiver unless otherwise expressly provided thereby.

5. Severability. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect, unless such term was material to a party’s benefit of the bargain contained herein, in which case such term shall not be severed from the remainder of this Agreement.

6. Binding Effect. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to conflict of law principles. Disputes shall be resolved in the courts located in Davidson County, Tennessee.

8. Further Assurances. At any time and from time to time after the date hereof, each of the Parties hereby agrees, upon the reasonable request of any other Party hereto, to execute, deliver, file and record such additional agreements, documents and instruments and to take such further actions as may be required to carry out the intent and purpose of this Agreement. No further assurance may impose any additional payment, collateral or acquisition obligation on Buyer.

9. Attorneys’ Fees. In the event either Party commences any action in a court of law to enforce this Agreement or obtain damages for the breach of this Agreement, the prevailing Party shall be entitled to an award of its reasonable, documented attorneys’ fees and costs actually incurred in connection with such action.

10. Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

11. Construction. Each party is represented by counsel and the preparation of this Termination Agreement was the result of the mutual drafting of their counsel and it may not be construed for or against any party.

12. Confidentiality and Non-Disparagement. Each party will keep the terms of this Agreement confidential and will not disclose them except to its directors, officers, employees, attorneys, accountants, tax advisers, insurers, and other professional advisers who need to know and are bound by a duty of confidentiality; as required by law, subpoena, or court order; or with the other party’s prior written consent. A party required to disclose the terms will, to the extent legally permitted, promptly notify the other party and reasonably cooperate with any effort to limit disclosure. Neither party will make or publish a statement about the other party that it knows to be false and that is reasonably likely to harm the other party’s reputation. Each party will instruct its officers and directors not to make such statements. This provision does not restrict truthful statements required by law or legal process, communications with government agencies, or the exercise of rights that cannot lawfully be waived or restricted.

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13. Complete Settlement. Notwithstanding anything else in this Agreement, the Promissory Note or any related document, delivery of the Promissory Note is accepted as the full and final replacement and discharge of every obligation of Buyer and its Releasees arising from the 2025 acquisition relationship, including any related amendment, side agreement or replacement purchase agreement signed before the Effective Date. The $89,986.18 is the final settlement principal after all agreed credits, with no later adjustment or additional charge for the terminated transaction. Additional amounts are limited to those expressly recoverable under the Promissory Note, subject to its SETTLEMENT LIMITATIONS, or for obligations expressly retained in this Agreement, subject to this Section. All related debt, interest, expenses, operating or property costs, indemnities, guarantees, liens, conversion or issuance rights and other obligations arising from the 2025 acquisition relationship are terminated, whether known, unknown, contingent or later asserted; only the obligations expressly stated in this Agreement and the Promissory Note remain. To the extent permitted by law, no default, other breach or invalidity of a provision revives a terminated obligation. Seller may enforce the Promissory Note according to its terms, subject to this Section and the Note’s SETTLEMENT LIMITATIONS. No remedy permits duplicate recovery or revival of discharged obligations.

Seller is solely responsible for liabilities of Seller and its property and shall indemnify Buyer and its Releasees only against third-party claims to the extent caused by Seller’s breach of an express obligation under this Agreement or Seller’s undisclosed transfer of a released claim. Buyer shall indemnify Seller and its Releasees only against third-party claims to the extent caused by Buyer’s breach of an express obligation under this Agreement or Buyer’s undisclosed transfer of a released claim. This indemnity does not cover discharged obligations, liabilities of Seller or its property, or losses to the extent caused by Seller or its Releasees and does not increase amounts recoverable under the Promissory Note or permit duplicate recovery.

Before execution, Seller and Gary Bowie shall disclose in writing any prior assignments, pledges or transfers of rights or securities from the terminated acquisition relationship, identify the affected holders, or confirm that none occurred. At execution, they shall deliver cancellation of the Secured Note and the lien releases, third-party releases (including releases from affected holders) and membership consents needed to complete this Agreement. Securities issued to Seller or Gary Bowie in connection with the terminated acquisition relationship, including related agreements, and still owned by them shall be surrendered for cancellation at closing. The Parties shall confirm the required deliveries in writing before execution.

Seller and Gary Bowie each represent and warrant that they own, or have full authority to release, the rights that they release pursuant to this Agreement. Buyer represents and warrants that it owns, or has full authority to release, the rights that it releases pursuant to this Agreement.

This Agreement and the Promissory Note become effective only when the Parties simultaneously deliver the signed Agreement (including Gary Bowie’s individual joinder), the signed Promissory Note and the items required above. The Parties may agree in writing to defer a specified item, stating who must deliver it and by when. If any completion item is later discovered to have been omitted, incomplete, or otherwise outstanding, such completion item shall remain due and enforceable, but such omission, incompleteness, or failure shall not invalidate, rescind, terminate, or otherwise impair this Agreement, the Promissory Note, or the discharge contemplated hereby. This Section controls any conflict. No independent right of a nonsignatory or nonwaivable legal duty is released.

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

BUYER:

American Rebel Holdings, Inc.,
a Nevada Corporation

/s/ Corey Lambrecht
By:	Corey Lambrecht
Title:	COO
Date:	10/12/2026

SELLER:

218 LLC,
a Tennessee limited liability company

/s/ Gary Bowie
By:	Gary Bowie
Title:	Owner
Date:	10/12/2026

GARY BOWIE - LIMITED INDIVIDUAL JOINDER

Gary Bowie joins individually solely to give and receive the releases in Sections 2 and 13 as to his own Claims, perform the undertakings applicable to him under Section 13, and accept the transfer under Section 1. Sections 4 through 12 apply to those undertakings. He does not guarantee the Promissory Note or Seller’s indemnity.

Signature:	/s/ Gary Bowie

Gary Bowie, individually

Date:	10/12/2026

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EXHIBIT A

PROMISSORY NOTE

NON-NEGOTIABLE; UNSECURED; NONCONVERTIBLE

Principal	Loan Date	Maturity	Loan No.	Cal	Collateral	Account	Officer	Initials
$89,986.18	10/12/2026	07/12/2027	N/A	N/A	None	N/A	N/A	N/A

References in this area are for Lender’ use only and do not limit the applicability of this document to any particular loan or item.

Borrower: American Rebel Holdings, Inc., a Nevada corporation

Lender: 218 LLC, a Tennessee limited liability company

Principal Amount: $89,986.18 Interest Rate: 7%

Date of Note: 10/12/2026 (the Effective Date)

Date of First Payment: 11/12/2026 (one calendar month after the Effective Date)

PROMISE TO PAY. American Rebel Holdings, Inc., a Nevada corporation (“Borrower”) promises to pay to 218 LLC, a Tennessee limited liability company, 1912 Adelicia ST, Nashville, TN 37212, (“Lender”), in lawful money of the United States of America, the principal amount of Eighty-Nine Thousand Nine Hundred Eighty-Six and 18/100 Dollars ($89,986.18) until paid in full.

PAYMENT. Borrower shall pay to Lender accrued interest only on the outstanding principal balance of this Note at the fixed rate of seven percent (7.00%) per annum. Based upon the original and outstanding principal amount of $89,986.18, Borrower shall make nine (9) monthly interest-only payments of Five Hundred Twenty-Four and 92/100 Dollars ($524.92) each, commencing on the Date of the First Payment, identified above, which is one calendar month after the actual Effective Date of the Termination Agreement and Mutual Release between Borrower and Lender of even date (the “Settlement Agreement”), and continuing on each monthly anniversary through the ninth (9th) month, which is the Maturity Date. Each such payment shall be applied solely to accrued interest, and no portion of such monthly payments shall be applied to reduce the principal balance. Interest begins only on the Effective Date. Each full monthly period bears simple interest at 7% divided by 12 on the actual unpaid principal. Partial periods and changes in principal are prorated using actual days in the applicable monthly period, and each payment is rounded to the nearest cent. The payment due date shall fall on the same calendar day of the month as the Effective Date, or, if a corresponding calendar day does not exist in a particular month, on the last calendar day of that month. A due date falling on a weekend or Tennessee bank holiday moves to the next business day without extra interest solely from that extension.

BALLOON PAYMENT. On the Maturity Date, nine (9) calendar months after the Effective Date, Borrower shall pay to Lender the entire unpaid principal balance of this Note, together with any accrued and unpaid interest and any other amounts then due and owing under this Note. The ninth monthly interest payment shall be due concurrently with the balloon payment. Assuming no principal reduction and timely payment of the first eight installments, the combined final payment is $90,511.10, consisting of $89,986.18 principal and $524.92 final interest, plus only any other amounts properly due under this Note.

PREPAYMENT. Borrower may prepay all or any part of this Note at any time without penalty, fee or unearned interest. Payments apply first to accrued unpaid interest and then to principal. Partial prepayment does not postpone payment dates, but future interest is calculated on reduced unpaid principal. Payment in full of all amounts properly due ends future payment obligations.

LATE CHARGE. If a payment is seven (7) days or more late, Borrower will be charged a flat fee of $50.00.

DEFAULT. Subject to SETTLEMENT LIMITATIONS below, Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note. (c) Any representation or statement made or furnished to the Lender by Borrower or on Borrower’s behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower’s property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower’s property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower’s accounts with the Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note.

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LENDER’S RIGHTS. Subject to SETTLEMENT LIMITATIONS below and applicable law, upon default, Lender may declare the entire unpaid principal balance and all accrued and unpaid interest immediately due after the notice and cure required below. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay the Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Tennessee. If there is a lawsuit, Borrower agrees to submit it to the jurisdiction of the courts of Davidson County, Tennessee. This Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees, or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker, or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral. All such parties also agree that Lender may modify this Loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Borrower expressly agrees that the interest rates specified in this Note shall be the applicable interest rates due (a) on amounts outstanding during the term of this Note, notwithstanding the rate of interest prescribed by statute from time to time, and (b) with respect to any amounts outstanding on and after the maturity date of this Note.

SETTLEMENT LIMITATIONS. Notwithstanding anything else in this Note, this Note evidences an unsecured, nonconvertible debt solely of Borrower and is subject to the Settlement Agreement, including its complete discharge and non-revival provisions. No other person guarantees or owes that debt, and no lien or equity right is granted or retained. A payment failure or other breach of this Note is a default only if it remains uncured for ten (10) days after Borrower receives written notice specifying the breach. The ten (10)-day cure period shall apply only to the first occurrence of the applicable breach, and any subsequent occurrence of the same or substantially similar breach shall constitute a default without any further notice or additional cure period. One notice may demand cure and state that the unpaid balance will become immediately due if the breach is not cured within that period; timely cure prevents acceleration. No second notice is required. Any other default requires ten (10) days’ written notice before acceleration. All remedies remain subject to applicable law. Recovery is limited to unpaid principal, accrued simple interest at 7%, the stated late charges and reasonable, documented collection costs, including reasonable attorneys’ fees, actually incurred, without duplicate recovery or revival of the terminated transaction. No change to this Note binds either Party without its written consent. This paragraph controls every conflicting term.

ASSIGNMENT AND PAYOFF. At Borrower’s request, Lender shall assign this Note to a replacement lender when Lender receives in cleared funds all principal, accrued interest and other amounts properly due through the transfer date, with no assignment fee or prepayment charge. Lender shall deliver the Note and signed assignment at that time. Borrower remains liable only to the new lender on unchanged terms. Every transferee must accept in writing this Note, the Settlement Agreement and Borrower’s defenses and payment credits. A transfer does not increase or duplicate Borrower’s liability or release Lender’s settlement obligations. Upon payoff rather than assignment, Lender shall cancel and return the Note or provide a written discharge.

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NOTICES. Notices under this Note must be in writing and sent to the contacts below by hand, tracked overnight courier or email. Notice is received on hand delivery, on delivery or refusal recorded by the courier, or, for email, when sent, provided the sender receives no bounce-back or other delivery-failure notification. Each party must complete its contact details before signing and may change them by written notice received under this paragraph. These requirements control any general notice waiver.

Borrower notice contact: American Rebel Holdings, Inc.

Attention: Corey Lambrecht

Notice address: 601 E. Charleston Blvd., Suite 100, Las Vegas, NV 89104

Notice email: corey.lambrecht@americanrebel.com and info@americanrebel.com

Lender notice contact: 218 LLC

Attention: Gary Bowie and Rosemary Calcese

Notice address: 1811 Memorial Circle, Clarksville, TN 37043

Notice email: rosemary@calceselaw.com AND taylor@calceselaw.com, with a copy to: bowiebeach@gmail.com

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER American Rebel Holdings, Inc., a Nevada corporation		LENDER 218 LLC, a Tennessee limited liability company

/s/ Corey Lambrecht		/s/ Gary Bowie
By:	Corey Lambrecht	By:	Gary Bowie
Title:	COO	Title:	Owner
Date:	10/12/2026	Date:	10/12/2026

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